================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               ALLTEL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                PROXY STATEMENT


                        1998 ANNUAL MEETING ANNOUNCEMENT






                                                                  [ALLTEL LOGO]

                                [ALLTEL LOGO]



                               ALLTEL CORPORATION
                 One Allied Drive * Little Rock, Arkansas 72202
                            Telephone (501) 905-8000




                                                                   March 2, 1998



Dear Stockholder:

The 1998 Annual Meeting of Stockholders of ALLTEL Corporation will be held on Thursday, April 23, 1998, for the purposes set forth in the accompanying notice. The matters to be voted upon are explained in the proxy statement included with the notice.

It is important that you complete and return your proxy as promptly as possible.



                                        Sincerely,

                                        /s/ Joe T. Ford


                                        Joe T. Ford
                                        Chairman and
                                        Chief Executive Officer

                               ALLTEL CORPORATION
                    Notice of Annual Meeting of Stockholders
                                 April 23, 1998

To the Stockholders of
ALLTEL Corporation:

         Notice Is Hereby Given That the 1998 Annual Meeting of Stockholders of ALLTEL Corporation ("ALLTEL") will be held in Arkansas' Excelsior Hotel, Ballroom Level, Three Statehouse Plaza, Little Rock, Arkansas 72201, on Thursday, April 23, 1998, at 11:00 a.m. (local time), for the following purposes:

1.       To elect directors to the class whose term will expire in 2001.

2. To transact such other business as may properly come before the meeting or any adjournment thereof, including a stockholder proposal related to ALLTEL's shareholder rights plan.

         A copy of the Annual Report for the calendar year 1997 has been mailed to each stockholder receiving this Notice.

         Only holders of the Common Stock and of each series of the voting Cumulative Preferred Stock, $25 par value, of record at the close of business on February 23, 1998, are entitled to notice of and to vote at the meeting or at any adjournment thereof; holders of unexchanged stock certificates of companies previously acquired by ALLTEL are entitled to notice of the meeting and shall be entitled to vote if they have exchanged their stock certificates for ALLTEL certificates by April 23, 1998.

Little Rock, Arkansas                       By Order of the Board of Directors,
March 2, 1998                               FRANCIS X. FRANTZ,
                                            Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE FILL IN, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

ALLTEL Corporation
One Allied Drive
Little Rock, Arkansas 72202


                                PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ALLTEL Corporation ("ALLTEL") to be used at its 1998 Annual Meeting of Stockholders to be held on Thursday, April 23, 1998, and at any adjournment or adjournments thereof. Shares represented by properly executed proxies will be voted at the meeting. If a choice is specified by a stockholder, the proxy will be voted in accordance with that choice. Any proxy may be revoked at any time if it has not already been exercised.

         This Proxy Statement is being mailed to stockholders beginning on March 2, 1998.

         The close of business on February 23, 1998, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. On the record date, there were outstanding and entitled to vote 184,263,179 shares of Common Stock and 340,792 shares of voting Cumulative Preferred Stock; up to 21,740 additional shares of Common Stock would be entitled to vote in the event the unexchanged stock certificates of companies previously acquired by ALLTEL were exchanged for ALLTEL certificates by April 23, 1998.

         On all matters to be acted upon at the meeting, each share of Common Stock is entitled to one vote per share, and each share of voting Cumulative Preferred Stock is entitled to one vote per share (share for share with the holders of the Common Stock). Under Delaware law and ALLTEL's Restated Certificate of Incorporation, if a quorum is present at the meeting (a) the four nominees for election as directors for the term ending in 2001 who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote shall be elected directors for the term ending in 2001 and (b) any other matters submitted to a vote of the stockholders must be approved by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting will have the practical effect of voting against any of the other matters because the abstention results in one less vote for approval. Broker nonvotes on one or more matters will have no impact because they are not considered "shares present" for voting purposes.

                             ELECTION OF DIRECTORS


         The ALLTEL Board of Directors presently consists of eleven members divided into three classes, two of which consist of four members and one of which consists of three members. Messrs. Michael D. Andreas, Lawrence L. Gellerstedt, III, Emon A. Mahony, Jr., and Ronald Townsend, currently members of the class whose term expires in 1998, are nominees for election at the 1998 Annual Meeting for the term ending in 2001. Following the election of directors at the Annual Meeting, the Board of Directors will consist of eleven members divided into three classes, two of which will consist of four members (the class of 2000 and the class of 2001), and one of which will consist of three members (the class of 1999).

         Unless otherwise directed, the persons named in the accompanying form of proxy will vote that proxy for the election of the four persons named below, with each to hold office for a term of three years until the 2001 Annual Meeting or until his or her successor is elected and qualified. In case any nominee is unable to serve (which is not anticipated), the persons named in the proxy may vote for another nominee of their choice. For each nominee and each director whose term expires in 1999 and 2000, there follows a brief listing of principal occupations for at least the past five years, other major affiliations, ALLTEL Board Committees, and age. The year in which each such person was initially elected as an ALLTEL director is also set forth below (which, in the case of each of Messrs. Joe T. Ford and Emon A. Mahony, is the year in which his directorship commenced with ALLTEL's predecessor company, Allied Telephone Company). Mr. Scott T. Ford is the son of Mr. Joe T. Ford. On December 4, 1996, Mr. Michael D. Andreas was indicted by a federal grand jury in U.S. District Court for the Northern District of Illinois charging Mr. Andreas and two former division presidents of Archer Daniels Midland Company with conspiracy to fix prices and to allocate sales volumes for the feed additive lysine. Mr. Andreas and the other two officers pleaded not guilty to the charges.


--------------------------------------------------------------------------------
                          NOMINEES - TERM ENDING 2001

--------------------------------------------------------------------------------


Michael D. Andreas, Prior to October 17, 1996, Vice Chairman and Executive Vice President and director of Archer Daniels Midland Company, Decatur, Illinois. Director of ALLTEL since 1995. Member of Compensation and Nominating Committees. Age 49.



Lawrence L. Gellerstedt, III, Chairman and director of Beers Construction Company, Atlanta, Georgia; prior to January 1, 1998, Chairman and Chief Executive Officer of Beers Construction Company; prior to June 1994, President and Chief Executive Officer of Beers Construction Company. Director of AGL Resources Inc., SunTrust Bank, Atlanta, and Rock Tenn Company. Director of ALLTEL since 1994. Member of Compensation and Audit Committees. Age 41.

Emon A. Mahony, Jr., Chairman of the Board of Arkansas Oklahoma Gas Corporation, Fort Smith, Arkansas; Vice President, Secretary and director of Mahony Corporation; Partner in EAM LLC; prior to July 1996, President of Arkansas Oklahoma Gas Corporation. Director of ALLTEL since 1980. Member of Audit and Executive Committees and Chairman of Pension Trust Investment Committee. Age 56.


Ronald Townsend, Communications Consultant, Jacksonville, Florida; prior to October 1, 1996, President of Gannett Television Group, Gannett Co., Inc., Arlington, Virginia. Director of NationsBank Corporation. Director of ALLTEL since 1992. Chairman of Nominating Committee and member of Pension Trust Investment Committee. Age 56.

--------------------------------------------------------------------------------
DIRECTORS -- TERM ENDING 1999

--------------------------------------------------------------------------------

John R. Belk, President and Chief Operating Officer of Belk Stores Services, Inc., Charlotte, North Carolina (a department store retailer); prior to February 24, 1997, Senior Vice President of Belk Stores Services, Inc. Director of Ruddick Corporation. Director of ALLTEL since 1996. Member of Audit Committee. Age 38.

W.W. Johnson, Chairman of the Executive Committee and director of NationsBank Corporation, Charlotte, North Carolina (a bank holding company). Director of The Liberty Corporation and Duke Energy Corp. Director of ALLTEL since 1990. Chairman of Compensation Committee and member of Executive Committee. Age 67.

William H. Zimmer, Jr., Retired; prior to July 1, 1995, Vice Chairman and director of Cincinnati Financial Corporation, Cincinnati, Ohio (an insurance holding company). Director of ALLTEL since 1985. Chairman of Audit Committee and member of Executive and Pension Trust Investment Committees. Age 67.


--------------------------------------------------------------------------------
                         DIRECTORS -- TERM ENDING 2000

--------------------------------------------------------------------------------


Joe T. Ford, Chairman of the Board and Chief Executive Officer of ALLTEL. Director of The Dial Corporation. Director of ALLTEL since 1960. Chairman of Executive Committee. Age 60.



Scott T. Ford, President of ALLTEL since April 24, 1997; from January 31, 1996 until April 24, 1997, Executive Vice President of ALLTEL; prior to January 31, 1996, Assistant to the Chairman, Stephens Group, Inc. Director of ALLTEL since 1996. Age 35.

John P. McConnell, Chairman and Chief Executive Officer and director of Worthington Industries, Inc., Columbus, Ohio (engaged in metal processing and manufacturing); from June 1993 until September 1996, Vice Chairman and Chief Executive Officer and director of Worthington Industries, Inc.; from June 1992 until June 1993, Vice Chairman of Worthington Industries, Inc. Director of ALLTEL since 1994. Member of Compensation and Nominating Committees. Age 44.

Josie C. Natori, Chief Executive Officer of The Natori Company, New York, New York (upscale fashion house with offices in Paris, New York, and Manila). Director of Manhattanville College, the Educational Foundation of Fashion Industries, The Philippine American Foundation, KNJ International, JN Concepts, Inc., and Calyx & Corolla. Trustee of Asia Society & Asian Cultural Council. Director of ALLTEL since 1995. Member of Nominating Committee. Age 50.

         During 1997, there were five meetings of ALLTEL's Board of Directors. All of the directors attended 75% or more of the meetings of the Board and Board Committees on which they served; attendance averaged 93% at those meetings. The standing Committees of the Board are the Executive Committee, Audit Committee, Compensation and Incentive Stock Option Committee, Pension Trust Investment Committee, and Nominating Committee. The functions of the Audit, Compensation, and Nominating Committees are described below.

         The Audit Committee held three meetings during 1997. This Committee meets with ALLTEL's independent public accountants, internal auditors, financial executives, and general counsel; reviews the scope and results of audits by the internal auditors and the independent public accountants; recommends nomination of independent public accountants to the Board; reviews procedures for internal auditing; reviews management responses to audit reports; reviews the implementation of ALLTEL's compliance program; and reviews various other matters, including the adequacy of internal controls and security, application of new accounting rules, and other issues that may from time to time be of concern to the Committee or to the members of the Board.

         The Compensation Committee held four meetings during 1997, at which it reviewed and made recommendations to the Board with respect to fixing compensation of and benefits for ALLTEL's principal officers. Members of the Compensation Committee serve as members of the Incentive Stock Option Committee, which met twice during the year.

         The Nominating Committee held one meeting during 1997. The Nominating Committee is responsible for making recommendations to the Board of Directors concerning the size and composition of the Board and the selection of candidates as nominees for election as directors.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

         Set forth below is certain information, as of February 23, 1998, with respect to any person known to ALLTEL to be the beneficial owner of more than 5% of any class of ALLTEL's voting securities, all of which are shares of Common
Stock:


                   NAME AND ADDRESS              AMOUNT AND NATURE               PERCENT OF
TITLE OF CLASS    OF BENEFICIAL OWNER          OF BENEFICIAL OWNERSHIP             CLASS
--------------    -------------------          -----------------------             -----

common Stock     Stephens Group, Inc.         16,627,920 shares (sole              9.02
                 111 Center Street            voting and investment
                 Little Rock, AR 72201        power)

Common Stock     Cincinnati Financial         12,962,388 shares (sole              7.03
                 Corporation                  voting and investment
                 P.O. Box 14596               power)
                 Cincinnati, OH 45250

Set forth below is certain information, as of February 23, 1998, as to shares of each class of ALLTEL equity securities beneficially owned by each of the directors, each of the executive officers identified in the Summary Compensation Table on page 16, and by all directors and executive officers of ALLTEL as a group. Except as otherwise indicated by footnote, all shares reported below are shares of Common Stock, and the nature of the beneficial ownership is sole voting and investment power:

                       Name of                  Amount and Nature             Percent of Class
                  Beneficial Owner            of Beneficial Ownership         (if 1 % or more)
                  ----------------            -----------------------         ----------------

Directors         Michael D. Andreas                  56,871(a)                      --
                  John R. Belk                        16,400(a)                      --
                  Lawrence L. Gellerstedt, III        18,725(a)                      --
                  W. W. Johnson                       33,567(a)                      --
                  Emon A. Mahony, Jr.                 72,200(b)(c)                   --
                  John P. McConnell                   19,500(b)                      --
                  Josie C. Natori                     17,038(a)                      --
                  Ronald Townsend                     16,000(a)                      --
                  William H. Zimmer, Jr.              24,394(a)                      --

Named             Joe T. Ford                        915,801(d)                      --
Executive         Scott T. Ford                       87,214(d)                      --
Officers          Tom T. Orsini                       71,846(d)                      --
                  Francis X. Frantz                  186,725(d)                      --
                  Dennis J. Ferra                    113,315(d)                      --

All Directors
and Executive
Officers                                           1,996,878(e)                     1.08
as a Group

----------------

(a) Includes shares that the indicated persons have the right to acquire (through the exercise of options) on or within 60 days after February 23, 1998, as follows: Michael D. Andreas (16,871); John R. Belk (15,500); Lawrence L. Gellerstedt, III (18,725); W.W. Johnson (33,567); Josie C. Natori (17,038); Ronald Townsend (15,500); and William H. Zimmer, Jr. (15,500).
(b) Includes 17,500 shares that each of the indicated persons has the right to acquire (through the exercise of options) on or within 60 days after February 23, 1998.
(c) Includes 1,500 shares held by Mr. Mahony's spouse, with respect to which Mr. Mahony has shared investment power and no voting power.
(d) Includes shares that the indicated persons have the right to acquire (through the exercise of options) on or within 60 days after February 23, 1998, as follows: Joe T. Ford (337,000), Scott T. Ford (41,000),
         Tom T. Orsini (-0-), Francis X. Frantz (168,000), and Dennis J. Ferra (54,000).
(e) Includes a total of 1,019,560 shares that members of the group have the right to acquire (through the exercise of options) on or within 60 days after February 23, 1998.

COMPARATIVE STOCKHOLDER RETURN

Set forth below is a line graph showing a five-year comparison of cumulative total stockholder return on Common Stock; the Standard & Poor's 500 Stock Index; and an index of a group of peer issuers consisting of the following companies:
Ameritech Corporation, AT&T Corp., Bell Atlantic Corporation, BellSouth Corporation, Cincinnati Bell Inc., Electronic Data Systems Corporation, Frontier Corporation, GTE Corporation, MCI Communications Corporation, SBC Communications Ind., Sprint Corporation, and U S West, Inc. (the "Peer Index"). The returns of the group of peer issuers have been weighted according to their respective stock market capitalizations at the beginning of each period for which returns are indicated.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*


-------------------------------------------------------------------------------------
                   12/31/92     12/31/93   12/31/94   12/31/95   12/31/96   12/31/97
-------------------------------------------------------------------------------------

ALLTEL                100        127.26     134.36     136.19     149.98     202.58
-------------------------------------------------------------------------------------
S&P 500               100        110.03     111.53     153.30     188.40     251.17
-------------------------------------------------------------------------------------
Peer Index            100        112.82     106.92     155.07     155.05     211.71
-------------------------------------------------------------------------------------

*Assumes that $100 was invested on the last trading day of 1992 and that all dividends were reinvested.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

         This report provides information concerning compensation determinations by ALLTEL's Compensation Committee (the "Committee") for compensation reported for 1997 with respect to ALLTEL's Chief Executive Officer and ALLTEL's other executive officers including the officers named in the compensation tables in this Proxy Statement. In connection with those determinations, the Committee reviewed compensation information from a group of 26 telecommunications and information services companies that compete in ALLTEL's principal lines of business, adjusted by regression analysis to account for the relative sizes of ALLTEL and the comparison group. This comparison group is not identical to the group of peer issuers identified in the Comparison of Five-Year Cumulative Total Return graph on page 9.

         The Committee is comprised entirely of independent, nonemployee directors, none of whom has any "interlocking" relationships as defined for proxy statement disclosure purposes.

BASE SALARIES

         The Committee reviews the base salaries of ALLTEL's executive officers annually and adjusts base salaries on the basis of the corresponding mean base salaries of the comparison group and the Committee's subjective judgment of each executive officer's performance during the prior year. The Committee does not assign a precise weighting to the foregoing components. The executive officers' base salaries in 1997 were approximately 5% below the corresponding mean base salaries of the comparison group.

         The Committee evaluated Mr. Ford's base salary on the basis of Mr. Ford's performance in 1996 (by reference to ALLTEL's "total return" to ALLTEL stockholders during 1996 of 9.9%) and a comparison of Mr. Ford's 1996 base salary to the mean salary of chief executive officers in the comparison group (without assigning a precise weighting to the foregoing components). The Committee believes that the greater portion of total compensation (annual salary plus annual incentive plus long-term incentive awards) is determined by the incentive elements of an individual's aggregate compensation rather than by salary. Payments under these incentive plans are based upon the achievement of annual and long-term performance goals and, accordingly, are "at risk." Therefore, Mr. Ford's salary was not increased for 1997, as reflected in the Summary Compensation Table on page 16.

ANNUAL INCENTIVES

         ALLTEL's Performance Incentive Compensation Plan (the "Incentive Plan") provides ALLTEL's executive officers with the opportunity to receive annual cash incentive payments (calculated as a percentage of each executive officer's base salary) if ALLTEL achieves certain financial performance criteria established by the Committee at the beginning of each year. The Committee establishes the criteria at three levels, "minimum","target", and "maximum" and, for each executive officer, corresponding percentages of base salary for each level so that, if ALLTEL achieves the "target" level, the executive officer's total direct compensation (base salary plus bonus) will approximate the mean total direct compensation of corresponding officers of the comparison group.

         For 1997, the financial performance criteria were based exclusively on earnings per share from operations, and the target level earnings per share from operations amount was $2.11.

         As reflected in the Summary Compensation Table, Mr. Ford received a $715,000 cash incentive payment under the Incentive Plan for 1997, which reflects ALLTEL's achievement of the financial performance criteria at a level between the target and maximum levels (calculated by interpolation).

LONG TERM INCENTIVES

ALLTEL's Long-Term Performance Incentive Compensation Plan (the "Long-Term Incentive Plan") provides ALLTEL's executive officers with the opportunity to receive cash incentive payments based on a three-year measurement period (calculated as a percentage of each executive officer's average annual salary during that three-year period) if ALLTEL achieves any of three prescribed levels of growth in earnings per share from operations during that period, a "minimum" level, a "target" level, and a "maximum" level. The Committee believes this plan design focuses ALLTEL's executive officers on ALLTEL's long-term financial success.

         The Committee establishes the amounts of those potential payments so that, if ALLTEL achieves the target level, the executive officers will receive net total compensation (base salary plus Incentive Plan and Long-Term Incentive Plan payments and stock option grants) that approximate the mean net total compensation of corresponding officers of the comparison group. With respect to cash incentive payments received by ALLTEL's executive officers for the three-year measurement period of 1995-1997, the target level of growth in earnings per share from operations established by the Committee was 12.8%. As reflected in the Summary Compensation Table, Mr. Joe T. Ford received a $390,000 cash incentive payment under the Long-Term Incentive Plan for 1997 with respect to the three-year measurement period of 1995-1997, which reflects ALLTEL's achievement of the financial performance criteria at the maximum level.

         ALLTEL's 1994 Stock Option Plan allows ALLTEL's executive officers to receive options to buy specified numbers of shares of Common Stock at the market price on the date of grant. The Committee believes that stock options encourage and reward effective management and assist in retaining management personnel who add a high degree of value to ALLTEL that result in long-term creation of stockholder value because options granted to ALLTEL executive officers will benefit them only if ALLTEL's stock price appreciates after the date of the grant. The Committee granted options to ALLTEL's executive officers on January 30, 1997, and on September 30, 1997, including Mr. Joe T. Ford and the other officers listed in the Summary Compensation Table in the respective amounts indicated in that table and in the Option Grants in 1997 table on page 17. The Committee determined the respective numbers of options granted to Mr. Joe T. Ford and the other executive officers on the basis of the Committee's subjective judgment of the ongoing value that each of those executive officers would provide to ALLTEL.

DEDUCTIBILITY LIMITS

         Section 162(m) of the Internal Revenue Code, as added by the Revenue Reconciliation Act of 1993, generally does not allow a deduction for annual compensation in excess of $1,000,000 paid to ALLTEL's Chief Executive Officer or to any other ALLTEL officer or executive whose individual compensation during the year would be required to be disclosed in ALLTEL's annual proxy statement by reason of being among ALLTEL's four highest compensated officers for the year (other than the Chief Executive Officer). This limitation on deductibility does not apply to certain compensation, including compensation that is payable solely on account of the attainment of one or more performance goals. The Committee's policy is to qualify performance-based compensation for this exception, to the extent possible, in order for the compensation not to be subject to the limitation on deductibility imposed by Section 162(m) of the Internal Revenue Code.

                                   The Compensation Committee

                                         W.W. Johnson, Chairman
                                         Michael D. Andreas
                                         Lawrence L. Gellerstedt, III
                                         John P. McConnell



                            MANAGEMENT COMPENSATION

COMPENSATION OF DIRECTORS

         Directors who are not officers of ALLTEL receive $24,000 as an annual base fee and $1,500 for each Board meeting and each Committee meeting attended. Each Director who is not an officer of ALLTEL and serves as chairman of a Board Committee receives an additional annual fee of $3,000. Directors may elect to defer all or a part of their compensation under ALLTEL's deferred compensation plan for directors.

         Under the 1994 Stock Option Plan for Nonemployee Directors, as amended (the "Director Plan"), immediately following the 1994 Annual Meeting of Stockholders on April 21, 1994, each nonemployee director received the initial grant of an option to purchase 10,000 shares of Common Stock at an exercise price of $26.25 per share (the closing market price of the Common Stock on that date). Similarly, each nonemployee director who first becomes a director after April 21, 1994, also automatically receives the initial grant of an option to purchase 10,000 shares of Common Stock on the date the person first becomes a nonemployee director, at an exercise price equal to the closing market price of the Common Stock on that date. The Director Plan also provides for the automatic grant, following the conclusion of each annual meeting of stockholders, of an option to purchase 4,500 shares of Common Stock to each nonemployee director (other than a director who was elected at an annual meeting).

         The option price of options granted under the Director Plan is the fair market value of the Common Stock on the date the option is granted and is payable in cash, already-owned Common Stock, or a combination of both. The options vest and become exercisable on the day immediately preceding the next annual meeting of stockholders following the date of grant or, if earlier, on the death or disability of the holder or the occurrence of a "change of control."

         If a person ceases to be a nonemployee director, all vested options held by the person continue to be exercisable for a period of six months or the earlier expiration of the ten-year term of the option. Any options that have not vested by the time the person ceases to be a nonemployee director may not thereafter be exercised. The Director Plan will continue until the 1,000,000 shares of Common Stock available under the plan are issued, unless the plan is earlier terminated by the Board of Directors.

         ALLTEL's Directors' Retirement Plan was terminated effective January 30, 1997. Under the terms of that termination, each director who was a director on January 30, 1997, and retires thereafter is entitled to receive, commencing on his retirement, an annual benefit, payable for his life only, equal to 10% of the $24,000 annual base directors' fee in effect at the time the plan was terminated for each year of his service prior to January 30, 1997 (rounded up to the next whole year) up to five years and 5% of the $24,000 annual base fee for each year of that service in excess of five years, up to a maximum annual benefit of $24,000. A director is considered to have "retired" if he ceases to be a director for any reason other than death or removal in accordance with applicable law. The termination of the Directors' Retirement Plan did not affect the benefits payable to any director who retired prior to January 30, 1997.

         In lieu of the foregoing future retirement benefit, each director who was a director on January 30, 1997, had the opportunity to elect to receive either a one-time grant of a fully-vested option to purchase Common Stock under the Director Plan at an option price of $33.875 per share (the closing price of the Common Stock on February 14, 1997) with a value at the time of grant (calculated using the Black-Sholes method) approximately equal to the value of the director's retirement benefit under the Directors' Retirement Plan or a credit to his account under ALLTEL's deferred compensation plan for directors in an amount approximately equal to the value of the director's retirement benefit under the Directors' Retirement Plan.

         Michael D. Andreas, Lawrence L. Gellerstedt, III, W.W. Johnson, and Josie C. Natori elected to receive stock options under the Director Plan in lieu of a benefit under the terminated Directors' Retirement Plan and were granted options to purchase 1,371, 1,225, 16,067, and 1,538 shares of Common Stock, respectively. John R. Belk, Emon A. Mahony, John P. McConnell, Ronald Townsend, and William H. Zimmer elected to receive credits of $3,625, $65,186, $7,850, $31,794, and $134,522, respectively, to their accounts under ALLTEL's deferred compensation plan for directors in lieu of a benefit under the terminated Directors' Retirement Plan.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

         The following table shows the compensation, for each of the last three years, of ALLTEL's Chief Executive Officer and of ALLTEL's other four most highly compensated executive officers as of December 31, 1997:

                           SUMMARY COMPENSATION TABLE


                                                                                                     Long-Term
                                                                   Annual Compensation             Compensation
                                                                   -------------------             ------------
                                                                                                Awards     Payouts
                                                                                                ------     -------
                                                                                    Other                 Long-Term
                                                                                    Annual     Securities Incentive     All Other
                                                                                    Compen-    Underlying   Plan         Compen-
Name                Principal Position                Year   Salary ($)   Bonus ($) sation ($) Options (#) Payouts ($)  sation ($)
----                ------------------                ----   ----------   --------  ---------- ---------- ------------  ----------

Joe T. Ford         Chairman and CEO                  1997    650,000      715,000     -0-      525,000    390,000    1,481,930(a)
                    Chairman and CEO                  1996    650,000      682,500     -0-       80,000    390,000      192,185
                    Chairman and CEO                  1995    650,000      585,000     -0-        -0-      234,375      251,818

Scott T. Ford       President                         1997    375,000      386,719     -0-      465,000    160,000       78,290(b)
                    Executive Vice President          1996    320,000      380,000     -0-       70,000      -0-           -0-

Tom T. Orsini       Executive Vice President          1997    275,000      226,875     -0-      230,000    130,500      663,907(b)
                    Executive Vice President          1996    320,000      240,000     -0-       20,000    126,750       73,497
                    Senior Vice President-Fin,
                      and Corp. Dev.                  1995    275,000      185,625     -0-        -0-       72,442       92,270

Francis X. Frantz   Senior Vice President-External
                      Affairs and Genera) Counsel     1997    300,000      247,500     -0-      230,000    132,000      594,432(b)
                    Senior Vice President-External
                      Affairs and General Counsel     1996    295,000      199,125     -0-       20,000    126,000       69,242
                    Senior Vice President-External
                      Affairs and General Counsel     1995    285,000      192,375     -0-        -0-       78,000       86,380

Dennis J. Ferra     Senior Vice President-CEO         1997    300,000      247,500     -0-      180,000    127,500      316,156(b)
                    Senior Vice President-CEO         1996    285,000      192,375     -0-       20,000    118,500       51,764
                    Senior Vice President-Acct.
                    and Admin.                        1995    265,000      178,875     -0-        -0-       72,500       63,024


------------------
(a) Includes the following amounts for Mr. Joe T. Ford: employer contributions to the ALLTEL Profit Sharing Plan and ALLTEL Thrift Plan in the amount of $12,800, allocated benefits under the ALLTEL Benefit Restoration Plan in the amount of $125,000, dollar amount of premiums paid under supplemental split dollar life insurance policies in the amount of $10,395, and "above-market" earnings on deferred compensation in the amount of $1,333,735 (payment of which is deferred until the deferred compensation is paid). The amount of "above market" earnings on deferred compensation was substantially higher for 1997 than in 1996 and 1995 because of ALLTEL's large stock price appreciation during 1997 of 30.9%.
(b) Includes the following amounts for Messrs. Scott T. Ford, Orsini, Frantz, and Ferra: allocated benefits under the ALLTEL Benefit Restoration Plan in the respective amounts of $47,481, $38,637, $37,199, and $36,038, employer contributions under the ALLTEL Profit Sharing Plan and ALLTEL Thrift Plan in the amount of $12,800 in each case, dollar amount of premiums paid under supplemental split dollar life insurance policies in the respective amounts of $-0-, $682, $561, and $525, and "above-market" earnings on deferred compensation in the respective amounts of $18,009, $611,788, $543,872, and $266,793
         (payment of which is deferred until the deferred compensation is paid). The amount of "above market" earnings on deferred compensation was substantially higher for 1997 than in 1996 and 1995 because of ALLTEL's large stock price appreciation during 1997 of 30.9%.



                             OPTION GRANTS IN 1997

The following table shows information Concerning stock option grants during 1997 to ALLTEL's Chief Executive Officer and to ALLTEL's other four most highly compensated executive officers:

                                                                                             Potential
                                                                                        Realizable Value at
                                                                                           Assumed Annual
                                                                                        Rates of Stock Price
                                                                                            Appreciation
                            Individual Grants                                              for Option Term
------------------------------------------------------------------------   ---------------------------------------------------
                     Number of     % of Total
                    Securities      Options                                          5%                          10%
                    Underlying      Granted                                ---------------------       -----------------------
                      Options         to        Exercise
                      Granted      Employees  or Base Price  Expiration      Stock       Dollar         Stock         Dollar
 Name                   (#)         in 1997      ($/Sh)        Date         Price ($)   Gains ($)      Price ($)     Gains ($)
 ----                   ---         -------      ------        ----         ---------   ---------      ---------     ---------
Joe T. Ford            75,000         1.49        32.00       1/29/07        52.125     1,509,347       83.000       3,824,982
                      450,000        11.73        34.50       9/30/07        56.197     9,763,589       89.484      24,742,852
Scott T. Ford          65,000         1.69        32.00       1/29/07        52.125     1,308,101       83.000       3,314,984
                      400,000        10.43        34.50       9/30/07        56.197     8,678,746       89.484      21,993,646
Tom T. Orsini          30,000          .78        32.00       1/29/07        52.125       603,739       83.000       1,529,993
                      200,000         5.22        34.50       9/30/07        56.197     4,339,373       89.484      10,996,823
Francis X. Frantz      30,000          .78        32.00       1/29/07        52.125       603,739       83.000       1,529,993
                      200,000         5.22        34.50       9/30/07        56.197     4,339,373       89.484      10,996,823
Dennis J. Ferra        30,000          .78        32.00       1/29/07        52.125       603,739       83.000       1,529,993
                      150,000         3.91        34.50       9/30/07        56.197     3,254,530       89.484       8,247,617
Dollar Gains of
All ALLTEL                                                                     $  3,696,417,000           $  9,367,317,000
Stockholders*                                                                  $  3,985,150,000           $ 10,099,070,000

-----------
*Total dollar gains are based on the indicated assumed annual rates of appreciation in the two option exercise prices, in each case calculated on the 183,672,880 shares of Common Stock outstanding as of December 31, 1997.


            OPTION EXERCISES IN 1997 AND 1997 YEAR-END OPTION VALUES

         The following table shows information concerning stock option exercises during 1997 by ALLTEL's Chief Executive Officer and by ALLTEL's other four most highly compensation executive officers:


                                                             Number of Securities        Value of Unexercised
                                                            Underlying Unexercised           In-the-Money
                    Shares Acquired                        Options at 1997 Year-End    Options at 1997 Year-End
Name                 on Exercise (#)  Value Realized ($)   Exercisable/Unexercisable  Exerciseable/Unexercisable ($)
----                 ---------------  ------------------   -------------------------  ------------------------------
Joe T. Ford              90,405         1,941,784               312,595/609,000           6,151,637/4,478,063
Scott T. Ford               -0-              -0-                 14,000/521,000             135,625/3,756,563
Tom T. Orsini            88,016         1,064,829                14,000/256,000             158,375/1,856,000
Francis X. Frantz        16,000           364,687               158,000/256,000           3,169,813/1,856,000
Dennis J. Ferra           9,984           184,080               112,016/206,000           2,000,432/1,527,875



                    LONG-TERM INCENTIVE PLAN AWARDS IN 1997



         The following table shows information concerning the awards made during 1997 with respect to the three-year measurement period 1997 through 1999 to ALLTEL's Chief Executive Officer and to ALLTEL's other four most highly compensated executive officers under the ALLTEL Long-Term Performance Incentive
Plan:

                                                              Estimated Future Payouts*
                                                              ---------------------------
                     Performance Period
Name                     Until Payout      Minimum ($)        Target ($)      Maximum ($)
----                     ------------      -----------        ----------      -----------

Joe T. Ford                3 years          227,500            455,000          682,500
Scott T. Ford              3 years          112,500            225,000          337,500
Tom T. Orsini              3 years           68,750            137,500          206,250
Francis X. Frantz          3 years           75,000            150,000          225,000
Dennis J. Ferra            3 years           75,000            150,000          225,000

--------------
* Awards will be paid upon completion of the 1999 year on the basis of ALLTEL's performance during the three year period 1997-1999 as determined by ALLTEL's attainment of prescribed corporate and unit performance targets. In January 1997, the Compensation Committee of the Board of Directors specified those corporate and unit performance targets and the award levels for the indicated executive officers (which are stated as a percentage of each executive officer's average base salary during the 1997-99 period). The estimated future payouts shown above assume that each executive officer's average base salary during the 1997-99 period would be the same as his base salary during 1997.

EXECUTIVE COMPENSATION AGREEMENT

         Mr. Joe T. Ford is employed by ALLTEL for a period extending to July 1, 2002, under a contract with ALLTEL that provides for a minimum base annual salary plus any incentive awards made under the Incentive Plan and the Long-Term Incentive Plan (the "Incentive Plans"). If the Board of Directors discontinues either or both of the Incentive Plans (or the application of either or both of them to Mr. Ford) or should a change of control of ALLTEL occur, the contract provides that Mr. Ford will receive, in the year in which such event occurs, an annual salary equal to the greater of his minimum base annual salary plus the average incentive awards made under the Incentive Plans over the preceding three years or his 1991 base annual salary compounded at an annual rate of 3% from January 1, 1991, to the beginning of the year in which such event occurs; thereafter Mr. Ford will receive an annual salary equal to the compensation paid during the preceding year, compounded by minimum annual increases of 3%. The contract provides for payment of disability benefits in amounts unaffected by that disability through the end of the calendar year following the calendar year in which the disability occurs and of a death benefit in the amount equal to Mr. Ford's compensation for one year. Assuming compensation at the 1997 level and retirement at the expiration of the contract period, the estimated annual benefit to be received by Mr. Ford is $1,099,798. The contract also provides that Mr. Ford may retire any time prior to the expiration of the contract period. If Mr. Ford were to elect early retirement, he would be entitled to retirement benefits under his contract reduced in accordance with a formula. The contract provides that those retirement benefits are in lieu of payments under ALLTEL's defined benefit pension plan described below. The contract provides for payment of survivorship benefits to Mr. Ford's wife, who would receive for her life 50% of the annual retirement compensation to which Mr. Ford is entitled.

CHANGE IN CONTROL AGREEMENTS

         ALLTEL is a party to agreements with each of Messrs. Scott T. Ford, Tom
T. Orsini, Francis X. Frantz, and Dennis J. Ferra which provide that if, following a "change in control," the executive's employment terminates within twelve months (unless the termination is as a result of death, by ALLTEL as a result of the executive's disability or for "cause", or by the executive without "good reason") or if, after remaining employed for twelve months, the executive's employment terminates during the following three-month period (unless the termination is a result of death or is by ALLTEL as a result of the executive's disability) (each of the foregoing events being referred to as a "Payment Trigger"), ALLTEL is required to pay the executive an amount equal to three times the sum of his base salary as in effect immediately prior to the change in control or Payment Trigger and the maximum amounts he could have received under the Incentive Plans for the period commencing coincident with or most recently prior to the period in which the change in control or Payment Trigger occurs, but reduced by any other cash severance paid to him. ALLTEL also is required to make an additional payment to the executive in the amount of any excise tax under Section 4999 of the Internal Revenue Code as a result of any payments or distributions by ALLTEL plus the amount of all additional income tax payable by him as a result of such additional payments. Payments under the agreements are covered by ALLTEL's "grantor trust" described below.

DEFINED BENEFIT PENSION PLAN

         ALLTEL maintains a trusteed, noncontributory, defined benefit pension plan covering salaried and non-salaried employees under which benefits are not determined primarily by final compensation (or average final compensation). Under this pension plan, each of Messrs. Scott T. Ford, Orsini, Frantz, and Ferra would have each period of post-January 1, 1988, service credited at 1% of compensation, plus .4% of that part of his compensation that exceeds the Social Security Taxable Wage Base for such year. Service prior to 1988, if any, would be credited on the basis of a percentage of his highest consecutive five-year average annual base salary, equal to 1% for each year of service prior to 1982 and thereafter increasing by .05% each year until 1988, but only prospectively, i.e., with respect to service earned in such succeeding year; in addition, each of Messrs. Frantz, Orsini, and Ferra would receive an additional credit of .25% for each pre-1988 year of service after age 55, subject to a maximum of 10 years' such credit, and would have added to his annual pension benefits an amount equal to .4% of the amount by which his pre-1988 career average annual base salary (three highest years) exceeds his Social Security covered compensation, multiplied by his years of pre-1988 credited service. Various benefit payment options are available on an actuarially equivalent basis, including joint and survivor benefits. Compensation included in the pension base includes cash awards under the Incentive Plans.

         Assuming annual increases in compensation in future years of 5% per year, continuation in the position he held during 1997, and retirement at age 65, the estimated annual benefit under the pension plan for each of Messrs. Scott T. Ford, Orsini, Frantz, and Ferra is $55,629, $63,615, $55,010, and $61,674, respectively. (Mr. Joe T. Ford, the only other executive included in the Summary Compensation Table on page 16, is not a participant in and is not entitled to benefits under the pension plan.) Amounts shown are straight life annuity amounts and include amounts payable under the defined benefit portion of the ALLTEL Benefit Restoration Plan.

BENEFIT RESTORATION PLAN

         Federal laws place certain limitations on pensions that may be paid under federal income tax qualified plans. The ALLTEL Benefit Restoration Plan provides for the payment to certain employees outside tax-qualified plans of any amounts not payable under the tax-qualified plans by reason of limitations specified in the Internal Revenue Code. Currently, under the ALLTEL Benefit Restoration Plan, Messrs. Joe T. Ford, Scott T. Ford, Orsini, Frantz, and Ferra are eligible for accruals with respect to benefits not payable under ALLTEL's defined contribution plans, and Messrs. Scott T. Ford, Orsini, Frantz, and Ferra are eligible for accruals with respect to benefits not payable under ALLTEL's defined benefit pension plan. Amounts accrued under the defined contribution portion of these plans in 1997 for each of these executives are included in the Summary Compensation Table on page 16.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         ALLTEL maintains a non-qualified supplemental executive retirement plan (the "SERP") in which certain employees designated by the Board of Directors, including Messrs. Scott T. Ford, Orsini, Frantz, and Ferra, participate. The SERP provides with respect to Messrs. Scott T. Ford, Orsini, Frantz, and Ferra that, upon normal retirement at age 65 (or, if earlier, following a Payment Trigger that occurs after the participant's early retirement date), the executive will receive an annual benefit under the SERP, payable as a single life annuity, equal to 60% of (A) if a Payment Trigger has not occurred, the greater of (i) his total compensation for the calendar year preceding his retirement, or (ii) his average annual total compensation for the three calendar years preceding his retirement; or (B) if a Payment Trigger has occurred, the greater of (i) the amount determined under (A) above (as if a Payment Trigger had not occurred), or (ii) the sum of (a) his annual base salary in effect immediately prior to the change in control (as defined in the change in control agreements described above), the Payment Trigger, or his retirement date, whichever is greatest, plus (b) the maximum amounts payable to him under specified incentive compensation plans for the period coincident with or most recently prior to the change in control, the Payment Trigger, or his retirement date, whichever is greatest. The amount of the normal retirement benefit under the SERP is not determined based on years of service.


         Each of Messrs. Scott T. Ford, Orsini, Frantz, and Ferra also is entitled to an early retirement benefit under the SERP if he retires before becoming entitled to the normal retirement benefit but after attaining the age of 60 with 15 or more years of service or age 55 with 20 or more years of service or after a Payment Trigger occurs (regardless of his years of service). The early retirement benefit is calculated the same as the normal retirement benefit, except that the percentage used in the calculation is 45% (increased ratably for the number of years of his service after the early retirement date, up to a maximum of 60%) rather than 60%.

         If Messrs. Scott T. Ford, Orsini, Frantz, or Ferra dies after benefits commence, his surviving spouse will receive 50% of the amount that he was receiving prior to his death. If he dies while employed, his surviving spouse will receive 50% of the amount that he would have received if he had retired on the day before death. Following retirement, each of Messrs. Scott T. Ford, Orsini, Frantz, and Ferra (and his spouse and dependents) also is entitled to receive post-retirement medical benefits under the SERP together with reimbursement for any additional taxes incurred as a result of the benefits being taxed less favorably than they would have been if received by other retired employees. Payments to Messrs. Scott T. Ford, Orsini, Frantz, and Ferra under the SERP are covered by ALLTEL's "grantor trust" described below.

         The retirement benefits payable under the SERP are reduced by benefits (other than benefits attributable to employee contributions) paid under other ALLTEL qualified and nonqualified benefit plans other than the Allied Telephone Company Profit Sharing Plan. The benefits under the SERP are not subject to offset for Social Security. Assuming annual increases in compensation in future years of 5% per year, retirement at age 65, and based on estimates of the benefits that reduce the retirement benefits payable under the SERP, the estimated normal retirement benefit under the SERP payable for each of Messrs, Scott T. Ford, Orsini,

Frantz, and Ferra is $24,889, $163,743, $124,225, and $90,577, respectively.


GRANTOR TRUST

         ALLTEL maintains a "grantor trust" under Section 671 of the Internal Revenue Code (the "Trust") to provide certain participants in designated compensation and supplemental retirement plans and arrangements with greater assurance that the benefits and payments to which those participants are entitled under those plans and arrangements will be paid. Contributions by ALLTEL to the Trust are discretionary. Prior to a "change of control" of ALLTEL (as defined in the trust agreement for the Trust), benefits may not be paid from the Trust. Following a "change of control" of ALLTEL, benefits and payments may be paid from the Trust to the extent those benefits and payments are not paid by ALLTEL or its successor. The assets of the Trust are subject to the claims of the creditors of ALLTEL in the event ALLTEL becomes "insolvent" (as defined in the trust agreement for the Trust).

                              STOCKHOLDER PROPOSAL

--------------------------------------------------------------------------------

         Stockholders who intend to present proposals at the 1999 Annual Meeting, and who wish to have those proposals included in ALLTEL's Proxy Statement for the 1999 Annual Meeting, must be certain that those proposals are received by the Corporate Secretary at One Allied Drive, Little Rock, Arkansas 72202, prior to November 2, 1998. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Proxy Statement for ALLTEL's 1999 Annual Meeting.

--------------------------------------------------------------------------------

         Mr. John R. Lambdin, 41259 Whitney Road, Lagrange, Ohio 44050, the beneficial owner of 1,126 shares of Common Stock, has proposed the adoption of the following resolution and has furnished the following statement of support for his proposal:

         Resolved, that the shareholders of ALLTEL Corporation request the Board of Directors to refrain from adopting any future shareholder rights plan, rights agreement, or other device commonly known as a "poison pill," without the prior approval of the stockholders at an annual or special meeting, and to redeem or terminate any such plan, agreement or device which may be in effect at the adoption of this resolution.

                              Statement of Support

         A poison pill is an anti-takeover device, which effectively prevents a change in control of a company without the approval of the Board of Directors. It forces potential acquirers to negotiate acquisitions with management, instead of making an offer directly to the stockholders.

         The stockholders, who own the Company, should have the right to decide what is a fair price for their holdings. The directors and managers, who serve as our agents, should not usurp that right. In addition, by forcing potential acquirers to negotiate with the Board, poison pills have a tendency to entrench management, to insulate it from accountability, and to make management less responsive to the views of stockholders. Stockholders should have the right to decide whether the risk of such consequences may be warranted by special circumstances that might make it appropriate to adopt a poison pill.

         In this regard, proposals to redeem or allow shareholder votes on poison pills have received the support of a majority of the shareholders at fourteen publicly traded American companies within the last two years. According to the Investor Responsibility Research Center (IRRC), these include CSX, Wellman, the Fleming Companies, Columbia/HCA, Flour, Bausch & Lomb, J.C. Penney, Lukens, Consolidated Natural Gas, Harrah's Entertainment, Baker Hughes, Weyerhaeuser and Rowan.

         Of the proposals to redeem or allow votes on poison pills within the IRRC research universe, the proponents won 53% of the votes cast during 1996 and 1997. And these results do not take account of many companies that have decided to redeem or allow votes on poison pills without action by their stockholders.

          BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE PROPOSAL

         In January 1997, the Board of Directors amended and extended the ALLTEL shareholder rights plan originally adopted in 1987, to protect ALLTEL's stockholders against abusive takeover tactics and to ensure that each ALLTEL stockholder would be treated fairly in the event of an unsolicited offer to acquire ALLTEL. The Board believes that the continuation of the ALLTEL shareholder rights plan is in the best interests of ALLTEL and its stockholders.

         The ALLTEL shareholder rights plan is not designed or intended to, nor would it, prevent an unsolicited, non-abusive offer to acquire ALLTEL at a fair price. Rather, the plan is designed and intended to enhance the Board's ability to discharge its fiduciary duty by protecting both a stockholder's right to retain an equity investment in ALLTEL and also the full value of that investment without preventing an offer to acquire ALLTEL at a fair price and upon terms that treat all stockholders fairly. The Board's ability to achieve this objective by negotiating with a potential acquiror on behalf of all stockholders is significantly greater than the ability of stockholders individually.

         The consequences of shareholder rights plans were most recently validated by a study released by Georgeson & Company Inc., in November 1997, which found that: (i) premiums paid to acquire companies with shareholder rights plans were on average eight percentage points higher than premiums paid for target companies that did not have shareholder rights plans; (ii) the presence of a shareholder rights plan at a target company did not increase the likelihood of the defeat of a hostile takeover bid, nor the withdrawal of a friendly bid; and (iii) a shareholder rights plan did not reduce the likelihood that a company would become a takeover target. (The takeover rate was similar for companies with and without shareholder rights plans.)


         For the reasons set forth above, the Board of Directors urges ALLTEL's stockholders to reject this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE ADOPTION OF THE FOREGOING STOCKHOLDER PROPOSAL. PROXIES

SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED, UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

                              CERTAIN TRANSACTIONS

         ALLTEL purchases property, liability, workers compensation, and directors and officers insurance coverage from Cincinnati Insurance Company, a subsidiary of Cincinnati Financial Corporation, for which ALLTEL paid premiums of $5,025,299 during the period January 1, 1997, through December 31, 1997. Cincinnati Financial Corporation, its subsidiaries, and its pension fund beneficially owned, on February 23, 1998, 12,962,388 shares of Common Stock (see page 7).

         ALLTEL engaged Stephens Inc., an affiliate of Stephens Group, Inc., to render investment banking and brokerage services to ALLTEL and its subsidiaries during 1997, for which ALLTEL paid investment banking fees and brokerage commissions totaling $527,930 to Stephens Inc. during the period January 1, 1997, through December 31, 1997. Stephens Group, Inc. beneficially owned, on February 23, 1998, 16,627,920 shares of Common Stock (see page 7).

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires ALLTEL's directors and executive officers, and persons who own more than ten percent of ALLTEL's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of that Common Stock. To ALLTEL's knowledge, based solely upon a review of copies of reports provided by those individuals to ALLTEL and written representations of those individuals that no other reports were required with respect to the year ended December 31, 1997, ALLTEL believes that all of the foregoing filing requirements applicable to its directors, executive officers, and greater-than-ten percent beneficial owners have been met.

                                 ANNUAL REPORT

         The 1997 Annual Report, which includes financial statements and an outline of ALLTEL's operations during 1997, was mailed to each stockholder receiving this Proxy Statement. ALLTEL will provide, without charge, to any person receiving a copy of this Proxy Statement, upon written request, a copy of ALLTEL's Annual Report on Form 10-K for the calendar year 1997, including the financial statements and the financial statement schedules thereto, required to be filed with the SEC. Those requests should be addressed to Shawne Leach, Vice President-Investor Relations, ALLTEL Corporate Services, Inc., One Allied Drive, Little Rock, Arkansas 72202.

                                 OTHER MATTERS

         The management and the Board of Directors of ALLTEL do not know of any other matters that may come before the meeting. If any other matters property come before the meeting, however, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on those matters. Under ALLTEL's Bylaws, nominations for director may be made only by the Board, or by an ALLTEL stockholder entitled to vote who has delivered notice to ALLTEL not fewer than 90 days nor more than 120 days prior to the first year anniversary of the immediately preceding year's annual meeting. The Bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board or by an ALLTEL stockholder entitled to vote who has delivered notice to ALLTEL (containing certain information specified in the Bylaws) within the time limits described above for delivering notice of a nomination for the election of a director. These requirements apply to any matter that an ALLTEL stockholder wishes to raise at an annual meeting other than in accordance with the procedures in SEC rule 14a-8. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Corporate Secretary, One Allied Drive, Little Rock, Arkansas 72202.

         ALLTEL will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by officers, directors, and employees of ALLTEL, personally or by telephone or electronic means. In the event the management of ALLTEL deems it advisable, ALLTEL may engage the services of an independent proxy solicitation firm to aid in the solicitation of proxies. The fees paid by ALLTEL, in the event of such an engagement, likely would not exceed $15,000. ALLTEL will pay persons holding stock in their names or those of their nominees for their expenses in sending soliciting material to their principals in accordance with regulations of the SEC and The New York Stock Exchange, Inc.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

Dated: March 2, 1998                        By Order of the Board of Directors,
                                            FRANCIS X. FRANTZ,
                                            Secretary

[ALLTEL LOGO]


One Allied Drive
Little Rock, AR 72202

501.905.8000
www/alltel.com

                                   ALLTEL CORPORATION
              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR THE ANNUAL MEETING OF STOCKHOLDERS, APRIL 23, 1998.

        The undersigned hereby appoints Joe T. Ford and Francis X. Frantz, or either of them, with full power of substitution, as proxies to vote all of the undersigned's shares of voting stock at the Annual Meeting of Stockholders on April 23, 1998, and at any and all adjournments thereof, in accordance with and as more fully described in the Notice of the Annual Meeting and the Proxy Statement, receipt of which is acknowledged.
P

R                        ELECTION OF DIRECTORS, NOMINEES:

O                        MICHAEL D. ANDREAS, LAWRENCE L. GELLERSTEDT, III,

X                        EMON A. MAHONY, JR., AND RONALD L. TOWNSEND

Y YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                          (Continued from other side)

(1) Election of Directors (see reverse)
For, except vote withheld from the following nominee(s):                  FOR  [ ]      WITHHELD  [ ]

------------------------------------------------------------
(2) Stockholder Proposal -- Shareholder Rights Plan              FOR  [ ]      AGAINST  [ ]      ABSTAIN  [ ]
(3) In their discretion, to transact such other business as
    may properly come before the meeting or any adjournment
    thereof.

                                                                            Dated: -----------------, 1998

                                                                            ------------------------------
                                                                                      Signature

                                                                            ------------------------------
                                                                                      Signature

                                                                            PLEASE SIGN EXACTLY AS NAME
                                                                            APPEARS HEREON. JOINT OWNERS
                                                                            SHOULD EACH SIGN. WHEN SIGNING
                                                                            AS ATTORNEY, EXECUTOR,
                                                                            ADMINISTRATOR, TRUSTEE OR
                                                                            GUARDIAN, PLEASE GIVE FULL
                                                                            TITLE AS SUCH.